UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 18, 2013, Intermedia Holdings, Inc., a Delaware corporation (“Parent”),  Sierra Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Telanetix, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

The aggregate consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of the Company, including securities convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), is approximately $41.5 million, minus the sum of (i) the amount (if any) by which the Transaction Expenses (as defined in the Merger Agreement) exceed $2,525,000, (ii) the amount (if any) by which the Regulatory Expenses (as defined in the Merger Agreement) exceed $200,000 (as so adjusted, the “Merger Consideration”), and certain other potential adjustments described below.

At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company (which shares will be cancelled) and (ii) shares that are, as of immediately prior to the effective time of the Merger, owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the Delaware General Corporation Law with respect to such shares, will be converted into the right to receive an amount in cash equal to the Per Share Merger Consideration.  The Merger Agreement defines “Per Share Merger Consideration” as the Merger Consideration divided by the Fully Diluted Share Number (as defined in the Merger Agreement).  As of the date of the Merger Agreement, based on the estimated amount of the Merger Consideration and the capitalization of the Company as of such date, the Per Share Merger Consideration was estimated to be approximately $7.40 per share.  The Merger Consideration is subject to decrease in certain circumstances described above, and also may be decreased for amounts, if any, placed in escrow to cover certain matters that arise, if any, prior to the Merger closing, up to a maximum aggregate amount of $5,000,000, or for Merger Consideration held back under certain circumstances.  The Company’s senior and subordinated debt will be paid in full in connection with the closing of the Merger, which payments will not affect the amount of Merger Consideration.

Each (i) outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) and granted under any stock option plan to which the Company or any of its subsidiaries is a party, whether or not then exercisable and (ii) outstanding warrant to purchase shares of Company Common Stock (a “Company Warrant”) shall, as of the effective time of the Merger, be cancelled, and the holder thereof shall be entitled to the right to receive, without any interest thereon, an amount in cash payable immediately following the cancellation of such Company Stock Option or Company Warrant, as the case may be, equal to (i) the number of shares of Company Common Stock subject to the Company Stock Option or Company Warrant, as the case may be, in each case, as of immediately prior to the effective time of the Merger and (ii) the difference (if any) between (x) the Per Share Merger Consideration and (y) the per share exercise price with respect to such Company Stock Option or Company Warrant, as the case may be.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, the approval of the Merger by the Federal Communications Commission and applicable state public service or public utility commissions or other similar state regulatory bodies, and the adoption and approval of the Merger Agreement by the Company’s stockholders, which was effected on January 19, 2013 by the written consent of the holders of 4,358,942 shares of Company Common Stock, or approximately 85.1% of the outstanding shares entitled to cast a vote with respect to the adoption and approval of the Merger Agreement.  Parent’s and Merger Sub’s obligations to consummate the Merger are not subject to a financing condition; provided, that Parent's and Merger Sub's obligations to close the Merger are subject to certain caps on liability set forth in the Merger Agreement.

The Merger Agreement contains customary termination provisions, including, without limitation, that the Merger Agreement may be terminated by either the Company or Parent if the Merger has not been consummated by the close of business on August 16, 2013 (which date may be extended to October 15, 2013 in certain limited circumstances), other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement. The Merger Agreement requires the Company to pay a $2,000,000 termination fee to Parent under certain limited circumstances.  In addition, the Merger Agreement requires Parent to pay a $5,250,000 termination fee to the Company under certain limited circumstances.

The Merger Agreement contains customary representations and warranties made by the Company, Parent and Merger Sub.  In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants to continue to conduct its business in the ordinary course and in accordance with past practices and not to take certain actions prior to the closing of the Merger without the prior consent of Parent.

The foregoing description of the terms of the Merger Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Parent.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 19, 2013, the holders of 4,358,942 shares of Company Common Stock, or approximately 85.1% of the outstanding shares of common stock entitled to be cast with respect to the adoption and approval of the Merger Agreement, delivered an irrevocable written consent (the “Merger Consent”) adopting and approving the Merger Agreement within the meaning of Section 251 of the DGCL and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.  No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 8.01.	Other Events

On January 22, 2013, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of January 18, 2013 by and among Telanetix, Inc., Parent, and Merger Sub. (X)

99.1	Press Release issued by Telanetix, Inc. on January 22, 2013 (X)
_________________________
(X)	Filed herewith.

*
Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of applicable federal securities laws, and are thus prospective.  In addition, the per share price to be paid to the stockholders of the Company if and when the Merger closes, as set forth in this Current Report, is an estimate, and will decrease if there are decreases to the aggregate amount of Merger Consideration payable in the transaction, or if there are changes in the Company’s capitalization prior to the closing.  Such estimated per share price is also therefore a forward-looking statement. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations and generally include statements that are predictive in nature and depend upon or refer to future events or conditions.  Such risks and uncertainties include, without limitation, statements regarding expected benefits, value and synergies resulting from the contemplated Merger; risks related to the failure of the proposed transaction to be consummated, including risks relating to failure to obtain required regulatory approvals, and the possibility that other closing conditions for the transaction may not be satisfied or waived and the possibility that the closing won’t occur or the termination of the Merger Agreement; the diversion of management time on merger-related activities; and other uncertainties pertaining to the Company; general economic conditions,  in addition to those risks and uncertainties set forth from time to time in reports filed by the Company with the SEC. Such risks and uncertainties could materially and adversely affect the business, operating results and financial condition of the Company.  The Company can give no assurance that such expectations will prove to have been correct.  Many of the factors that will determine the outcome of the subject matter of this Current Report are beyond the Company’s ability to control or predict.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements contained herein.  Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which should be evaluated with the many uncertainties that face the Company’s business. The Company’s forward-looking statements speak only as of the date of this Current Report.  The Company undertakes no obligation to publicly release statements made to reflect events or circumstances after the date hereof or update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Telanetix, Inc.

Dated: January 22, 2013	By:	/s/ Paul C. Bogonis
Paul C. Bogonis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of January 18, 2013 by and among Telanetix, Inc., Parent, and Merger Sub. (X)
99	Press Release issued by Telanetix, Inc. on January 22, 2013 (X)
_________________________
(X)	Filed herewith.
*
Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.